Exhibit 99.g.1.g

April 27, 2009

Steven Basil

JPMorgan Chase Bank, N.A.

1 Beacon Street

Boston, MA 02108

Re: Multiple Services Agreement – Revised Schedule B1

Dear Mr. Basil:

This letter serves to replace Schedule B1 of the Multiple Services Agreement between UBS Relationship Funds and JPMorgan Chase Bank, N.A., dated May 9, 1997, as amended and revised from time to time.

Please sign and return a copy of this letter and attached listing for our records. Should you have any questions please do not hesitate to contact us.

Regards,

UBS Global Asset Management (Americas) Inc. on behalf of UBS Relationship Funds

By:	/s/ Thomas Disbrow
Name:	Thomas Disbrow
Title:	Executive Director
Date:	4-27-09

Acknowledged by:

JPMorgan Chase Bank, N.A.

By:	/s/ Steven Basil
Name:	Steven Basil
Title:	Executive Director
Date:	4-27-09

Revised Schedule B1

List of Series of UBS Relationship Funds

April 27, 2009

  1. UBS Global Securities Relationship Fund

  2. UBS Global Aggregate Bond Relationship Fund

  3. UBS Large-Cap Select Equity Relationship Fund

  4. UBS U.S. Large-Cap Value Equity Relationship Fund

  5. UBS Small-Cap Equity Relationship Fund

  6. UBS Emerging Markets Equity Relationship Fund

  7. UBS U.S. Core Plus Relationship Fund

  8. UBS U.S. Bond Relationship Fund

  9. UBS Short Duration Relationship Fund

10. UBS Enhanced Yield Relationship Fund

11. UBS U.S. Treasury Inflation Protected Securities Relationship Fund

12. UBS Emerging Markets Debt Relationship Fund

13. UBS Opportunistic Emerging Markets Debt Relationship Fund

14. UBS Opportunistic High Yield Relationship Fund

15. UBS Corporate Bond Relationship Fund

16. UBS Absolute Return Investment Grade Bond Relationship Fund (formerly, UBS Absolute Return Bond Relationship Fund)

17. UBS Emerging Markets Equity Completion Relationship Fund

18. UBS U.S. Small-Mid Cap Growth Equity Relationship Fund

19. UBS U.S. Equity Alpha Relationship Fund

20. UBS Global Equity Relationship Fund

21. UBS U.S. Smaller Cap Equity Completion Relationship Fund

22. UBS Global ex U.S. Smaller Cap Equity Completion Relationship Fund

23. UBS U.S. Large Cap Growth Equity Relationship Fund

24. UBS U.S. Large-Cap Select Growth Equity Relationship Fund

25. UBS Absolute Return Bond Relationship Fund

26. UBS Global Ex-US Bond Relationship Fund

27. UBS U.S. Equity Alpha Value Relationship Fund

28. UBS Opportunistic Loan Relationship Fund

29. UBS Cash Management Prime Relationship Fund

30. UBS International Equity Relationship Fund

31. UBS U.S. Large Cap Equity Relationship Fund

32. UBS High Yield Relationship Fund

33. UBS U.S. Securitized Mortgage Relationship Fund

34. UBS Global (ex-U.S.) All Cap Growth Relationship Fund